UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   February 8, 2007

THE WORNICK COMPANY
(Exact name of registrant as specified in its charter)

Delaware	333-119336	30-0225741
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4701 Creek Road, Suite 200, Cincinnati, Ohio	42542
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (513) 794-9800

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 8, 2007, Brian A. Lutes was removed as Chief Financial Officer and Treasurer of our parent Company TWC Holding, LLC and The Wornick Company.  Effective immediately, Mr. Rose will perform the function of Chief Financial Officer and Treasurer for both TWC Holding LLC and The Wornick Company until such time as a replacement may be named by the Board of Directors.

Mr. Rose, 65, served as president and chief executive officer of TWC Windup Corporation from December 2004 to January 2007.  Mr. Rose previously served as Wornick’s President and Chief Executive Officer from August 2000 to December 2004.  Mr. Rose had been with Wornick since its formation in 1971, having held numerous positions and titles.  Prior to that time, from 1960 he was associated with a predecessor company and our founder, Ron Wornick, in various capacities, always including the role of chief financial officer.  Mr. Rose has been a Certified Public Accountant since 1969.  Mr. Rose attended the Pan American University (now University of Texas—Pan American).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE WORNICK COMPANY

By:	/s/ Larry L. Rose
Name: Larry L. Rose
Title: Chief Executive Officer and President

Dated: February 12, 2007